EXHIBIT 99.1

The following is an excerpt from Section 2 of the term sheet for Washington Mutual Asset-Backed Certificates, WMABS Series 2006-HE2:

2.  Amendments to MLPA

a.  Notwithstanding anything to the contrary set forth in the MLPA, with respect to the Mortgage Loans, the representations and warranties set forth in Section 3.1 and Section 3.2 of the MLPA shall be subject to the exceptions, if any, set forth on Schedule III to this Term Sheet.

b.  Each of the following representations and warranties with respect to the Mortgage Loans set forth in the indicated clauses of Section 3.1 or Section 3.2 of the MLPA is hereby deleted in its entirety:

            Clauses 3.1(l) through (lx) and (lxii) through (lxvii).

c.  The MLPA is hereby amended to add the following additional representations and warranties with respect to the Mortgage Loans:

No additional representations and warranties.

d.  The following additional amendments are hereby made to the MLPA with respect to the Mortgage Loans:

            No additional amendments.

SCHEDULE III

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF
THE SELLER CONCERNING THE MORTGAGE LOANS

The representations and warranties made, pursuant to Section 3.1 of the MLPA, by Washington Mutual Mortgage Securities Corp. with respect to the Mortgage Loans to be sold by it on the Closing Date are subject to the following exceptions:

            None.